CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Policies and Procedures Regarding the Release of Portfolio Holdings” and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated March 1, 2025, and each included in this Post-Effective Amendment No.74 to the Registration Statement (Form N-1A, File No. 033-31326) of Franklin Value Investors Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 20, 2024, with respect to the financial statements and financial highlights of Franklin Mutual Small-Mid Cap Value Fund (formerly Franklin MicroCap Value Fund), Franklin Mutual U.S. Mid Cap Value Fund and Franklin Small Cap Value Fund (three of the funds constituting Franklin Value Investors Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2025